CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 19, 2014, relating to the financial statements and financial highlights of Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager International Equity Portfolio, Multimanager Large Cap Core Equity Portfolio, Multimanager Large Cap Value Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio and Multimanager Technology Portfolio (each a portfolio of AXA Premier VIP Trust) and EQ/International Core PLUS Portfolio, EQ/Large Cap Core PLUS Portfolio and EQ/Large Cap Value PLUS Portfolio (each a portfolio of EQ Advisors Trust), which appear in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Plan of Reorganization and Termination” in such Registration Statement and under the heading “Independent Registered Public Accounting Firm” in both the AXA Premier VIP Trust and the EQ Advisors Trust Statements of Additional Information dated May 1, 2013, which are incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

February 25, 2014